Exhibit 4.1

Execution Version

AMENDMENT NO. 3

AMENDMENT NO. 3, dated as of April 13, 2017 (this “Amendment”), relating to that certain Fourth Amended and Restated Credit Agreement, entered into as of April 22, 2014 (as amended by that certain Amendment No. 1 dated as of March 30, 2016, as further amended by that certain Amendment No. 2 dated as of October 4, 2016, and as further amended from time to time prior to the Amendment No. 3 Effective Date, the “Existing Credit Agreement”), among NIELSEN FINANCE LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen”), TNC (US) HOLDINGS INC., a New York corporation (together with its successors and assigns, “TNC” and, together with Nielsen, the “U.S. Borrowers”), NIELSEN HOLDING AND FINANCE B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Diemen, The Netherlands (together with its successors and assigns, the “Dutch Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Guarantors party thereto from time to time, CITIBANK, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

The Existing Credit Agreement as amended hereby is referred to as the “Amended Credit Agreement”. Citigroup Global Markets Inc. is referred to as the “Lead Arranger”.

PRELIMINARY STATEMENTS

(1) WHEREAS, Nielsen desires to incur Incremental Term Loans (such term and other terms used in these Preliminary Statements and not otherwise defined having the meaning set forth in Section 1 below) pursuant to Section 2.14 of the Existing Credit Agreement.

(2) WHEREAS, each Lender who executes and delivers this Amendment has agreed to amend the Loan Documents to reflect the terms set forth herein, subject to the conditions set forth herein.

(3) WHEREAS, this Amendment shall constitute an Incremental Amendment;

(4) WHEREAS, upon the effectiveness of this Amendment, each Lender that shall have executed and delivered a signature page to this Amendment (a “Consent”) under the “Cashless Settlement Option” (each, a “Cashless Option Lender”) shall be deemed, as applicable, to have exchanged all (or such lesser amount as the Administrative Agent may allocate) of its Class B-3 Term Loans under the Existing Credit Agreement (which existing Class B-3 Term Loans shall thereafter no longer be deemed to be outstanding) for Class B-4 Term Loans under the Amended Credit Agreement in the same aggregate principal amount as such Lender’s Class B-3 Term Loans under the Existing Credit Agreement (or such lesser amount as the Administrative Agent may allocate), and such Lender shall thereafter be a Lender under the Amended Credit Agreement; and

(5) WHEREAS, upon the effectiveness of this Amendment, each Class B-4 Term Lender party hereto (which in each case shall be all such Lenders) consents to being such a Lender under the Amended Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement or the Amended Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement unless such term is only defined in the Amended Credit Agreement in which case it shall have such meaning (unless otherwise indicated herein). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in any Loan Document, and each reference in any Loan Document to any other Loan Document or “thereunder”, “thereof” or other similar reference to such other Loan Document, shall, on and after the Amendment No. 3 Effective Date (as defined in Section 5 of this Amendment), refer to such Loan Document or other Loan Document as amended hereby.

SECTION 2. Amendments. The Lenders consent to the entry by the Administrative Agent or the Collateral Agent, as applicable, into the amendment of any Collateral Document (including, without limitation, and Dutch law deed of pledge of registered shares or intercompany receivables pledge entered into on the Closing Date or subsequent thereto) deemed necessary or advisable by the Administrative Agent or the Collateral Agent, as the applicable, in connection with the Amended Credit Agreement in order to secure Obligations or other indebtedness by the Collateral in each case as defined in and as permitted by the Amended Credit Agreement. With effect from the Amendment No. 3 Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

““Amendment No. 3” means Amendment No. 3 dated as of April 13, 2017 among the Borrowers, the Administrative Agent and the Lenders and Guarantors party thereto.

“Amendment No. 3 Effective Date” has the meaning set forth in Amendment No. 3.

“Class B-4 Term Lender” means, at any time, any Lender that has a Class B-4 Term Loan at such time.

“Class B-4 Term Loans” means a Loan made (or deemed made) in Dollars pursuant to the second paragraph of Section 2.01(a). As of the Amendment No. 3 Effective Date there are $2,250,000,000 aggregate principal amount of Class B-4 Term Loans outstanding, (i) $1,734,804,814.48 of which are held by Cashless Option Lenders (and the Cashless Option Lenders hold the commitments in respect of such Class B-4 Term Loans on the Amendment No. 3 Effective Date in accordance with their consents to Amendment No. 3 and the allocations related thereto pursuant to Amendment No. 3) and (ii) $515,195,185.52 of which are held by Citibank, N.A. on the Amendment No. 3 Effective Date (and Citibank, N.A. holds the commitment in respect of such Class B-4 Term Loans on the Amendment No. 3 Effective Date).

“Class B-4 Term Note” means a promissory note of Nielsen payable to any Class B-4 Term Lender or its registered assigns (in substantially the form of Exhibit C-1 attached to Amendment No. 3) evidencing the aggregate Indebtedness of Nielsen to such Class B-4 Term Lender resulting from the Class B-4 Term Loans made by such Class B-4 Term Lender

(b) Section 1.01 of the Existing Credit Agreement is further amended by amending and restating the following defined terms in their entirety as follows:

“Class” (when used with respect to Lenders, refers to whether such Lenders are Tranche A Revolving Credit Lenders, Class A Term Lenders, Class B-2 Euro Term Lenders or Class B-4 Term Lenders, (b) when used with respect to Commitments, refers to Tranche A Revolving Credit Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche A Revolving Credit Loans, Class A Term Loans, Class B-2 Euro Term Loans or Class B-4 Term Loans.

“Dollar Term Loans” means a Class A Term Loan or Class B-4 Term Loan, as applicable.

“Facility” means the Class A Term Loans, the Class B-2 Euro Term Loans, the Class B-4 Term Loans, each Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“Maturity Date” means (i) with respect to the Class A Term Loans, April 30, 2019; (ii) with respect to the Class B-2 Euro Term Loans, April 15, 2021, (iii) with respect to the Class B-4 Term Loans, October 4, 2023; and (iv) with respect to the Revolving Credit Facility, April 30, 2019.

“Notes” means a Class A Term Note, Class B-2 Euro Term Note, Class B-4 Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“Term Lender” means, at any time, any Class A Term Lender, Class B-2 Euro Lender or Class B-4 Term Lender, as the context may require.

“Term Loan” means a Class A Term Loan, Class B-2 Euro Term Loan or Class B-4 Term Loan, as the context may require.

(c) The definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the language is clause (b) thereof with “with respect to Class B-4 Term Loans, 2.00% in the case of Eurocurrency Rate Loans and 1.00% in the case of Base Rate Loans;”.

(d) The definition of “Eurocurrency Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following sentence in a new paragraph at the end thereof: “For the avoidance of doubt, the Eurocurrency Rate on the Class B-4 Term Loans shall not be less than zero.”

(e) The definition of “Outstanding Amount” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing each instance of “Class B-3 Term Loans” with “Class B-4 Term Loans”.

(f) The definition of “Repricing Transaction” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing each instance of “Class B-3 Term Loans” with “Class B-4 Term Loans”.

(g) Section 2.01(a) of the Existing Credit Agreement is hereby amended by replacing the second paragraph thereof with the following:

“Subject to the terms and conditions set forth herein, each Class B-4 Term Lender severally agrees to make to Nielsen, on the Amendment No. 3 Effective Date, loans denominated in Dollars in an aggregate amount not to exceed the amount of such Class B-4 Term Lender’s commitment in respect of Class B-4 Term Loans (such commitment in accordance with the definition of Class B-4 Term Loans). Amounts borrowed under this paragraph of Section 2.01(a) and repaid or prepaid may not be reborrowed. Class B-4 Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Notwithstanding the foregoing or any other provision of this Agreement, (i) any Cashless Option Lender (as defined in and in accordance with Amendment No. 3) shall not make its Class B-4 Term Loan in cash on the Amendment No. 3 Effective Date but shall be deemed to have made its Class B-4 Term Loans under this Agreement by exchanging (i.e. rolling over) its Class B-3 Term Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement in accordance with Amendment No. 3 in the same aggregate principal amount as such Term Lender’s Class B-3 Term Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (or such lesser amount as it may have been allocated in accordance with Amendment No. 3), (ii) each Class B-4 Term Lender other than a Cashless Option Lender shall make its Class B-4 Term Loans in cash on the Amendment No. 3 Effective Date, and (iii) after giving effect to the making of the Class B-4 Term Loans in accordance with the foregoing clauses (i) and (ii), all Class B-4 Term Loans of any Class B-4 Term Lender shall be treated and be deemed to have been made identically in a single borrowing without regard to whether or not such Class B-4 Term Lender was a Cashless Option Lender or subsequently became a Term Lender in accordance with this Agreement.”

(h) Section 2.05(a) of the Existing Credit Agreement is hereby amended by including the following new subclause (iv) at the end thereof:

“In the event that, on or prior to the date that is six months following the Amendment No. 3 Effective Date, Nielsen (x) makes any prepayment of Class B-4 Term Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction in respect of Class B-4 Term Loans, Nielsen shall pay to the Administrative Agent, for the ratable account of each Class B-4 Lender, as applicable (I) in the case of clause (x), a prepayment premium of 1.00% of the amount of the Class B-4 Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1.00% of the aggregate amount of Class B-4 Term Loans outstanding immediately prior to such amendment that have been repriced.”

(i) Section 2.07(a)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Nielsen shall repay to the Administrative Agent in Dollars for the ratable account of the Class B-4 Term Lenders:

(A) on the 9th day of each January, April, July and October (from and after July 2017), an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all Class B-4 Term Loans outstanding on the Amendment No. 3 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and

(B) on the Maturity Date for the Class B-4 Term Loans, the aggregate principal amount of all such Class B-4 Term Loans outstanding on such date.”

(j) Sections 2.17(a) and 8.01 of the Existing Credit Agreement are hereby amended by replacing each reference to “Class B-3 Term Loans” with “Class B-4 Term Loans”

SECTION 3. Representations. Each Loan Party, represents and warrants that (i) the representations and warranties set forth in Article V of the Existing Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Amendment No. 3 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default exists (x) on the Amendment No. 3 Effective Date under the Existing Credit Agreement prior to giving effect to this Amendment and the transactions to occur on the Amendment No. 3 Effective Date contemplated thereby and (y) on the Amendment No. 3 Effective Date under the Amended Credit Agreement after giving effect to this Amendment and the transactions to occur on the Amendment No. 3 Effective Date contemplated thereby.

SECTION 4. Incremental Term Loans. Pursuant to Section 2.14 of the Existing Credit Agreement, Nielsen hereby requests Incremental Term Loans in the form of $2,250,000,000 of Class B-4 Term Loans. Subject to the conditions set forth herein, each Lender signatory hereto who executes a Consent as a Cashless Option Lender agrees to make Incremental Term Loans on the Amendment No. 3 Effective Date in the amounts and Classes set forth in its Consent. Each Class B-4 Term Lender agrees that the initial Interest Period with respect to the Class B-4 Term Loans shall end on May 9, 2017. Each Cashless Option Lender and Citibank, N.A. hereby waive any claims under Section 3.05 of the Existing Credit Agreement and the Amended Credit Agreement in connection with the prepayment referenced in Section 5(k) below and all such Lenders agree that any Borrowing Notice under Section 2.02 of the Existing Credit Agreement or the Amended Credit Agreement related to any Eurocurrency Rate Loan referenced in this Section 4 to be made on the Amendment No. 3 Effective Date (as defined below) may be given on only one Business Day’s notice.

SECTION 5. Conditions to Effectiveness. The amendments set forth in Section 2 shall become effective on the date (the “Amendment No. 3 Effective Date”) when, and only when, each of the following conditions shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received from each of the Borrowers, each other Loan Party, each Cashless Option Lender and Citibank, N.A., a counterpart of this Amendment signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

(b) Representations. The representations and warranties set forth in Section 3 shall be true and correct as of the Amendment No. 3 Effective Date.

(c) Opinions. The Administrative Agent shall have received a customary legal opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties and Clifford Chance LLP, Dutch counsel to the Loan Parties, each dated as of the Amendment No. 3 Effective Date and reasonably satisfactory to the Lead Arranger.

(d) Solvency Certificate. The Administrative Agent shall have received a certificate attesting to the Solvency of the Loan Parties (on a consolidated basis) on the Amendment No. 3 Effective Date after giving effect to this Amendment, from the Chief Financial Officer, Treasurer or other senior financial officer of Nielsen.

(e) No Default. No Default shall have occurred and be continuing under the Existing Credit Agreement and the Administrative Agent shall have received an officer’s certificate to such effect.

(f) Financial Covenant. Nielsen shall be in compliance with the covenant set forth in Section 7.11 of the Existing Credit Agreement determined on a Pro Forma Basis as of the Amendment No. 3 Effective Date and the last day of the most recently ended Test Period, in each case, as if the Class B-4 Term Loans had been outstanding on the last day of such fiscal quarter of Nielsen for testing compliance therewith.

(g) Certificates. The Administrative Agent shall have received customary secretary’s certificates related to organizational documents, resolutions and officer incumbency, as well as good standing certificates (or similar document to the extent relevant in the applicable jurisdiction of organization), with respect to each Loan Party (it being understood that such certificates may simply note that there are no changes from previously delivered certificates). The Administrative Agent shall have received lien searches under jurisdictions within the United States deemed advisable by the Administrative Agent.

(h) USA Patriot Act. The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

(i) Expenses. The Lead Arranger shall have received all fees and all reasonable and documented out-of-pocket expenses (including reasonable expenses of counsel) to the extent invoiced, in each case, due and payable by Nielsen on or prior to the Amendment No. 3 Effective Date.

(j) Committed Loan Notice. Nielsen shall have delivered a Committed Loan Notice for the Class B-4 Term Loans pursuant to Section 2.02(a) of the Existing Credit Agreement.

(k) Repayment of Class B-3 Term Loans. Concurrent with the incurrence of the Class B-4 Term Loans, Nielsen shall prepay (and shall have delivered a prepayment notice related to) the Class B-3 Term Loans under the Existing Credit Agreement in accordance with the terms of the Existing Credit Agreement and all accrued interest related to such prepaid loans shall be paid.

SECTION 6. Certain Consequences Of Effectiveness.

(a) On and after the Amendment No. 3 Effective Date, the rights and obligations of the parties to the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement, the “Existing Loan Documents”) shall be governed by the Amended Credit Agreement and each Existing Loan Document as amended hereby; provided that the rights and obligations of the parties to the Existing Credit Agreement and the other Existing Loan Documents with respect to the period prior to the Amendment No. 3 Effective Date shall continue to be governed by the provision of the Existing Credit Agreement and Existing Loan Documents prior to giving effect to this Amendment and the amendments contemplated hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document. Without limiting the foregoing, (i) each Loan Party hereby confirms in favor of the Secured Parties that on and as from the Amendment No. 3 Effective Date its liabilities and obligations under the Amended Credit Agreement form part of (but do not limit) the “Indebtedness,” “Secured Obligations,” “Secured Liabilities” and “Liabilities” (as the case may be) as defined in the Collateral Documents to which that Loan Party is a party (or any equivalent definition thereof), (ii) the Collateral Documents and all of the Collateral does and shall continue to secure the payment of all Obligations on the terms and conditions set forth in the Collateral Documents as amended hereby and (iii) each Guarantor hereby confirms and ratifies its obligations as Guarantor under the relevant Guaranty with respect to all of the Guaranteed Obligations thereunder under and as defined in the Amended Credit Agreement and all other Loan Documents as amended pursuant to this Amendment, all on the terms set forth in such Guaranty.

SECTION 7. Severability. If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York. ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER TRANSACTION RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02 OF THE AMENDED CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 9. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT AND EACH LENDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND EACH LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or email of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 11. Tax Fungibility. For U.S. federal income tax purposes, the parties shall treat all of the Class B-4 Term Loans (whether issued for cash or in exchange for Class B-3 Term Loans) as a fungible tranche.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NIELSEN FINANCE LLC

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

NIELSEN HOLDING AND FINANCE B.V.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

TNC (US) HOLDINGS, INC.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Proxy

A.C. NIELSEN (ARGENTINA) S.A.
A.C. NIELSEN COMPANY, LLC
ACN HOLDINGS INC.
ACNIELSEN CORPORATION
ACNIELSEN ERATINGS.COM
AFFINNOVA, INC.
ART HOLDING, L.L.C.
ATHENIAN LEASING CORPORATION
CZT/ACN TRADEMARKS, L.L.C.
EXELATE, INC.
GRACENOTE, INC. GRACENOTE DIGITAL VENTURES, LLC GRACENOTE MEDIA SERVICES, LLC NETRATINGS, LLC
NIELSEN AUDIO, INC.
NIELSEN CONSUMER INSIGHTS, INC.
NIELSEN CONSUMER NEUROSCIENCE, INC.
NIELSEN FINANCE CO.
NIELSEN INTERNATIONAL HOLDINGS, INC.
NIELSEN MOBILE, LLC
NMR INVESTING I, INC.
THE CAMBRIDGE GROUP, INC.
THE NIELSEN COMPANY (US), LLC
VIZU CORPORATION
VNU MARKETING INFORMATION, INC.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

NIELSEN UK FINANCE I, LLC

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Authorized Signatory

NMR LICENSING ASSOCIATES, L.P., a limited partnership

By:	NMR INVESTING I, INC., its general partner

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Vice President & Treasurer

RSMG INSIGHTS COÖPERATIEF U.A.
RUGBY ACQUISITION B.V.
THE NIELSEN COMPANY B.V.
VNU INTERMEDIATE HOLDING B.V.
VNU INTERNATIONAL B.V.

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Proxy

SIGNED AND DELIVERED AS A DEED for and on behalf of

NIELSEN FINANCE IRELAND LIMITED

by its lawfully appointed attorney

WILLIAM C. BRADLEY

in the presence of:-

/s/ William C. Bradley
William C. Bradley

/s/ Caitlin Cahalan
(Witness’ Signature)

Caitlin Cahalan
(Witness’ Name)

40 Danbury Road, Wilton, CT 06897
(Witness’ Address)

Treasury Manager
(Witness’ Occupation)

SIGNED AND DELIVERED AS A DEED for and on behalf of

THE NIELSEN COMPANY FINANCE (IRELAND) DESIGNATED ACTIVITY COMPANY

by its lawfully appointed attorney

WILLIAM C. BRADLEY

in the presence of:-

/s/ William C. Bradley
William C. Bradley

/s/ Caitlin Cahalan
(Witness’ Signature)

Caitlin Cahalan
(Witness’ Name)

40 Danbury Road, Wilton, CT 06897
(Witness’ Address)

Treasury Manager
(Witness’ Occupation)

NIELSEN LUXEMBOURG S.À R.L.
a private limited company (société à responsabilité limitée) incorporated in Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg and registered with the Luxembourg trade and companies register under number B181101

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Authorized Signatory

THE NIELSEN COMPANY (LUXEMBOURG) S.À R.L.
a private limited company (société à responsabilité limitée) incorporated in Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg and registered with the Luxembourg trade and companies register under number B155591

By:	/s/ William C. Bradley
Name: William C. Bradley
Title: Authorized Signatory

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent, Class B-4 Term Lender

By:	/s/ Keith Lukasavich
Name: Keith Lukasavic
Title: Vice President & Managing Director